Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

GOLD KIST INC.

Adopted on October 13, 2004

ii

Article I. OFFICES AND AGENT

Section 1.01 Registered Office and Agent

The registered office of the Corporation shall be at Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such location is CT Corporation.

Section 1.02 Other Offices

The Corporation may have any number of additional offices, either within or without the State of Delaware, at such other places as the Board of Directors (“Board of Directors”) may from time to time determine, or as the affairs of the Corporation may require.

Article II. MEETINGS OF STOCKHOLDERS

Section 2.01 Annual Meetings

The annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may properly come before it shall be held at such time as may be specified by resolution of the Board of Directors. If the corporation does not hold an annual meeting as provided in this Section, any business, including the election of directors, that might properly have been acted upon at an annual meeting may be acted upon by the stockholders at a special meeting held in accordance with these By-Laws or in accordance with a court order.

Section 2.02 Special Meetings

Special meetings of stockholders may be called at any time only by (i) the Chairman of the Board of Directors, (ii) the Board of Directors, (iii) the Chief Executive Officer; or (iv) the President of the corporation, and such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.03 Place of Meetings

Meetings of the stockholders shall be held at such time and place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof. If no place is specified in the notice or the waiver of notice, the corporation shall hold the meeting at the corporation’s principal office.

Section 2.04 Notice of Meetings

It shall be the duty of the Secretary to cause a notice of each meeting of the stockholders or of a class of stockholders of the Corporation to be mailed at least 10 and not sooner than 60 days before the meeting, unless a different period is prescribed by the Delaware General Corporation Law, as amended (the “DGCL”), to each stockholder entitled to vote at such meeting at his or her address as it appears upon the books of the Corporation, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is held. Unless the DGCL or the Certificate of Incorporation require otherwise, the Corporation shall notify only those stockholders entitled to vote at the meeting who have not waived, in accordance with Section 5.02, the right to receive notice. In the case of an annual meeting, the notice need not state the purposes of the meeting unless the Certificate of Incorporation or the DGCL provide otherwise. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

Section 2.05 Stockholder Nominations and Proposals

(a) No proposal for a stockholder vote, including nomination for directors, shall be submitted by a stockholder (a “Stockholder Proposal”) to the corporation’s stockholders unless the stockholder submitting such proposal (the “Proponent”) holds at least a value of two thousand dollars ($2,000) or one-percent (1%) of the outstanding voting shares of the corporation for a period of at least one (1) year and the Proponent shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all natural persons, corporations, partnerships, trusts or any other type of legal entity or recognized ownership vehicle (collectively, “Persons”) acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the corporation’s books (if they so appear); (iii) the class and number of shares of the corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; (v) a description of any material interests of the Proponent, including interests of the Proponents’s immediate family, in the Stockholder Proposal; and (vi) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the corporation to consider the Stockholder Proposal. Notwithstanding the foregoing sentence, the Board of Directors shall have sole discretion to chose whether the Stockholder Proposal is presented to the stockholders.

(b) Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by stockholders in accordance with the procedures set forth in this Section 2.05, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the corporation, holding at least ten-percent (10%) of the outstanding shares of the corporation, entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.05. Nominations by stockholders shall be made by written notice (a “Nomination Notice”), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E) whether such nominee has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (X) the name and business address of such Person, (Y) the name and address of such Person as they appear on the corporation’s books (if they so appear), and (Z) the class and number of shares of the corporation that are beneficially owned by such Person. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. Notwithstanding the foregoing sentence, the Board of Directors, or the committee of the Board of Directors designated to make nominations, shall have sole discretion to chose whether the Stockholder Proposal relating to a Nomination Notice is presented to the stockholders.

(c) Nomination Notices and Stockholder Proposals shall be delivered to the Secretary of the corporation at the principal executive office of the corporation

(i) for an annual meeting not less than one hundred twenty (120) days before the anniversary of the date of the Company’s proxy statement for the immediately preceding year’s annual meeting; or

(ii) not less than ten (10) days after the date that notice of a meeting is given to stockholders if (A) the Company did not hold an annual meeting for the immediately preceding year, (B) the proposed date of an annual meeting has changed by more than thirty (30) days from the date of the immediately preceding year’s annual meeting, or (C) for a special meeting.

Section 2.06 Voting Group

The term “voting group” means all shares of one or more classes or series that under the DGCL or the Certificate of Incorporation are entitled to vote and be counted together collectively on a matter at a meeting of stockholders. All shares entitled by the DGCL or the Certificate of Incorporation to vote generally on the matter are for that purpose a single voting group.

Section 2.07 Quorum for Voting Groups

Shares entitled to vote as a separate voting group may take action on a matter at a meeting of stockholders only if a quorum of those shares exists with respect to that matter. Unless the DGCL or the Certificate of Incorporation provide otherwise, a majority of the votes (as represented by person or by proxy) entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting as provided in Section 7.07.

Section 2.08 Vote Required for Action

If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the DGCL, the Certificate of Incorporation, or the By-Laws require a greater number of affirmative votes. If the DGCL or the Certificate of Incorporation provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in this Section and in Sections 2.06 and 2.07. If the DGCL or the Certificate of Incorporation provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in this section and in Sections 2.06 and 2.07. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

Section 2.09 Voting for Directors

Except as otherwise provided in the Certificate of Incorporation or the DGCL, every holder of capital stock of the Corporation which is entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock registered in the name of such stockholder upon the books of the Corporation. All elections for directors shall be decided by a plurality of the vote of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Stockholders do not have a right to cumulate their votes for directors unless the Certificate of Incorporation so provides.

Section 2.10 Voting of Shares

Except as otherwise provided in the Certificate of Incorporation or the DGCL, every holder of capital stock of the Corporation which is entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock registered in the name of such stockholder upon the books of the Corporation. Stockholders voting their shares shall vote their shares by voice vote, by show of hands or otherwise as determined in the sole discretion of the presiding officer unless a qualified voting stockholder, prior to any voting on a matter, demands a vote by ballot. If a demand occurs or the presiding officer determines to do so, stockholders shall vote by ballot. Each ballot shall state the name of the stockholder voting and the number of shares voted by the stockholder. If a ballot is cast by proxy, the ballot must also state the name of the proxy.

Section 2.11 Proxies

(a) A stockholder may vote his or her shares in person or by proxy. For a stockholder to vote shares by proxy, a stockholder or his or her agent or attorney in fact shall appoint a proxy by executing a writing that authorizes another person or persons to vote or otherwise act for the stockholder by signing and dating an appointment form. An appointment of proxy is effective when the corporate agent authorized to tabulate votes receives an original or facsimile transmission of a signed appointment form. The appointment of proxy is valid for only one meeting and any adjournments, and the appointment form must specify that meeting. In any event, the appointment is not valid for longer than three years unless the appointment form expressly provides for a longer period. The corporate secretary shall file any appointment of proxy with the records of the meeting to which the appointment relates.

(b) An appointment of proxy is revocable or irrevocable as provided in the DGCL.

(c) If any person questions the validity of an appointment of proxy, that person shall submit the appointment form for examination to the secretary of the stockholders’ meeting or to an inspector, parliamentarian, proxy officer or committee appointed by the person presiding at the meeting. The secretary, inspector, parliamentarian, proxy officer, or committee, as the case may be, will determine the appointment form’s validity. The secretary’s reference in the meeting’s minutes to the regularity of the appointment of proxy will be prima facie evidence of the facts stated in the minutes for establishing a quorum at the meeting and for all other purposes.

Section 2.12 Presiding Officer

The Chairman of the Board (or the Chief Executive Officer or President in the case of the absence or disability of the Chairman of the Board) shall preside over every stockholders’ meeting unless the stockholders elect another person to preside at a meeting. The presiding officer may appoint any persons he or she deems necessary to assist with the meeting.

Section 2.13 Inspectors

The corporation shall appoint one or more inspectors to act at a stockholders’ meeting and to make a written report of the inspectors’ determinations. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspectors shall (i) ascertain the number of shares of stock outstanding and the voting power of each, (ii) determine the number of shares of stock present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties. An inspector may be an officer or employee of the corporation.

Section 2.14 Adjournments

Any meeting of stockholders, annual or special, may be adjourned solely by the chair of the meeting from time to time to reconvene at the same or some other time, date and place. The stockholders present at a meeting shall not have authority to adjourn the meeting. Notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjourned meeting are not announced at the meeting at which the adjournment is taken, then the Secretary of the Corporation shall give written notice of the time, date and place of the adjourned meeting not less than ten (10) days prior to the date of the adjourned meeting.

At an adjourned meeting at which a quorum is present, the stockholders may transact any business which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned in a single adjournment to a date more than one hundred twenty (120) days after the original date fixed for the meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting consistent with the new record date.

Section 2.15 Action by Stockholders Without a Meeting

No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors of the Corporation.

Article III. THE BOARD OF DIRECTORS

Section 3.01 General Powers

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Certificate of Incorporation and By-Laws.

Section 3.02 Number, Election and Term of Office

(a) The number of directors of the corporation shall be no fewer than three (3) and no greater than fifteen (15) and may be adjusted by resolution of the stockholders or of the Board of Directors from time to time. Any resolution of the Board of Directors increasing or decreasing the number of directors of the corporation shall require the affirmative vote of at least two-thirds (2/3) of the entire Board of Directors. The directors shall be divided into three classes, Class I, Class II and Class III, each consisting, as nearly equal in number as possible, of one third of the total number of directors constituting the entire Board of Directors. At the annual stockholders meeting in 2005, the terms of the initial Class I directors shall expire and a new Class I shall be elected for a term expiring at the third annual meeting of stockholders following their election and upon the election and qualification of their respective successors; at the annual stockholders meeting in 2006, the terms of the initial Class II directors shall expire and a new Class II shall be elected for a term expiring at the third annual meeting of stockholders following their election and upon the election and qualification of their respective successor; and at the annual stockholders meeting in 2007, the terms of the initial Class III directors shall expire and a new Class III shall be elected for a term expiring at the third annual meeting of stockholders following their election and upon the election and qualification of their respective successor. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at the annual meeting of stockholders shall be elected for a three year term. Except as provided in Section 3.04, a director shall be elected by the affirmative vote of the holders of a plurality of the shares that are represented at the meeting of stockholders at which the director stands for election and that are entitled to elect such director.

(b) The number of directors may be increased or decreased from time to time as provided herein or by amendment to these By-Laws or the Certificate of Incorporation of the corporation; provided, however, that any amendment to the By-Laws by the Board of Directors which increases or decreases the number of directors of the corporation must be approved by the affirmative vote of at least two-thirds (2/3) of the entire Board of Directors; provided further, that the total number of directors at any time shall not be less than three (3); provided further, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. In the event of any increase or decrease in the authorized number of directors, each director then serving shall continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, retirement, disqualification, removal from office or death, and the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible; provided, however, that any such additional directors elected by the Board shall serve only for a term expiring at the next meeting of the stockholders called for the purpose of electing directors. Each director shall serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office, or death.

Section 3.03 Removal

The stockholders may remove one or more directors only for cause and only by the affirmative vote of the holders of at least a majority of all votes entitled to be cast in the election of such directors. If the director was elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove the director. The stockholders may remove a director only at a special meeting called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. For purposes of this Section, “cause” shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by an order of a court, (iii) gross dereliction of duty, (iv) commission of an action involving moral turpitude or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results in an improper substantial personal benefit or a material injury to the corporation.

Section 3.04 Vacancies

If a vacancy occurs on the Board of Directors, the vacancy may be filled by a majority of the directors then in office, even if fewer than a quorum, or by a sole remaining director. Each director chosen in accordance with this Section shall hold office until the next election of the class for which such director shall have been chosen, and until such director’s successor is elected and qualified, or until the director’s earlier death. Even if the directors remaining in office constitute fewer than a quorum of the Board of Directors, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of stockholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy.

Section 3.05 Compensation

Unless the Certificate of Incorporation provide otherwise, the Board of Directors may determine from time to time the compensation, if any, that directors may receive for their services as directors. A director may also serve the corporation in a capacity other than that of director and receive compensation determined by the Board of Directors for services rendered in such other capacity.

Section 3.06 Committees

The Board of Directors by resolution may create one or more committees and appoint members of the Board of Directors to serve on such committees at the discretion of the Board of Directors. Any committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article 3 of these By-Laws.

Section 3.07 Reliance upon Records

Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

Article IV. MEETINGS OF THE BOARD OF DIRECTORS

Section 4.01 Regular Meetings

The Board of Directors shall hold a regular meeting immediately after an annual stockholders’ meeting or a special stockholders’ meeting held in lieu of an annual meeting. In addition, the Board of Directors may schedule and hold other meetings at regular intervals throughout the year.

Section 4.02 Special Meetings

The Board of Directors shall hold a special meeting upon the call of the Chairman of the Board, the Chief Executive Officer, the President or any two directors.

Section 4.03 Place of Meetings

The Board of Directors may hold meetings, both regular and special, at any place in or out of the state of Delaware. Regular meetings shall be held at the place established from time to time for regular meetings. Special meetings shall be held at the place set forth in the notice of the meeting or, if the special meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice.

Section 4.04 Notice of Meetings

Unless Section 4.05 or the Certificate of Incorporation provide otherwise, the corporation is not required to give notice of the date, time, place, or purpose of a regular meeting of the Board of Directors. Unless Section 4.05 or the Certificate of Incorporation provide otherwise, the corporation shall give each member of the Board of Directors at least forty-eight (48) hours prior notice of the date, time, and place of a special meeting of the Board of Directors. Notices of special meetings shall comply with Section 5.01 and may be waived in accordance with Section 5.02.

Section 4.05 Notice of Certain Directors Meetings

Notwithstanding Section 4.04, the corporation shall give each member of the Board of Directors at least seventy-two (72) hours prior written notice of any regular or special meeting at which any business combination transaction involving the corporation or any of its subsidiaries, including, without limitation, any merger, consolidation or sale of substantially all of its assets, is to be considered by the Board of Directors, which notice shall also state that such a transaction is to be considered and specify in reasonable detail the material terms of such transaction.

Section 4.06 Quorum

Unless the DGCL, the Certificate of Incorporation, or these By-Laws require a greater number, a quorum of the Board of Directors consists of a majority of the total number of directors then in office.

Section 4.07 Vote Required for Action

If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the DGCL, the Certificate of Incorporation, or these By-Laws require the vote of a greater number of directors.

Section 4.08 Participation by Conference Telephone or Other Communications

Any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

Section 4.09 Adjournments

A majority of the directors present at a meeting may adjourn the meeting from time to time. This right to adjourn exists whether or not a quorum is present at the meeting and applies to regular as well as special meetings, including any meetings that are adjourned and reconvened. If a meeting of the Board of Directors is adjourned to a different date, time, or place, the corporation is not required to give notice of the new date, time, or place or of the business to be transacted, if the new date, time, or place is announced at the meeting before adjournment. At the meeting reconvened after adjournment, the Board of Directors may transact any business that could have been transacted at the meeting that was adjourned.

Section 4.10 Action by Directors Without a Meeting

Any action required or permitted by the DGCL to be taken at any meeting of the Board of Directors (or a committee of the Board of Directors) may be taken without a meeting if the action is taken by all of the members of the Board of Directors (or the committee, as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each of the directors (or each of the directors serving on the committee, as the case may be), and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

Article V. MANNER OF NOTICE TO AND WAIVER OF NOTICE

BY STOCKHOLDERS AND DIRECTORS

Section 5.01 Manner of Notice

(a) Whenever these By-Laws require notice to be given to any stockholder or director, the notice must comply with this Section 5.01 in addition to any other section of these By-Laws concerning notice and any provision in the Certificate of Incorporation.

(b) Notice to stockholders shall be in writing. Notice to a director may be written or oral.

(c) Except as specified in Section 4.05, notice may be communicated in person; by telephone, telegraph, teletype, facsimile, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Unless otherwise provided in the DGCL, the Certificate of Incorporation, or these By-Laws, notice by facsimile transmission, telegraph, or teletype shall be deemed to be notice in writing.

(d) Written notice to stockholders, if the notice is in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the stockholder’s address shown in the corporation’s current record of stockholders.

(e) Except as provided in subsection 5.01(d), written notice, if in a comprehensible form, is effective at the earliest of the following:

(i) when received, or when delivered, properly addressed, to the addressee’s last known principal place of business or residence; or

(ii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

(f) Oral notice is effective when communicated if communicated in a comprehensible manner.

(g) In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

Section 5.02 Waiver of Notice

(a) A stockholder may waive any notice before or after the date and time stated in the notice. Except as provided in subsection 5.02(b), the waiver must be in writing, be signed by the stockholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

(b) A stockholder’s attendance at a meeting:

(i) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

(c) A stockholder’s waiver of notice is not required to specify the business transacted or the purpose of the meeting unless required by the DGCL or these By-Laws.

(d) A director may waive any notice before or after the date and time stated in the notice. Except as provided in paragraph (e) of this Section 5.02, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

(e) A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Article VI. OFFICERS

Section 6.01 Duties

The officers of the corporation may include a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President and Secretary and any other officers as may be appointed by the Board of Directors, as it determines, in its sole discretion, to be necessary or desirable. The officers will have the authority and will perform the duties as set forth in these By-Laws. The other officers that are appointed will have the authority and will perform the duties as established by the Board of Directors from time to time.

Section 6.02 Appointment and Term

The Board of Directors appoints the individuals who will serve as officers of the corporation. An individual may simultaneously hold more than one office. Any officer appointed in accordance with this Article VI may appoint one or more officers or assistant officers. All officers serve at the pleasure of the Board of Directors. The Board of Directors may remove with or without cause any officer.

Section 6.03 Compensation

The Board of Directors or a committee thereof will fix the compensation, if any, of all corporate officers.

Section 6.04 Chairman of the Board

The Chairman of the Board shall preside at all meetings of stockholders and the Board of Directors. The Chairman of the Board shall have such other powers and duties as may be delegated to him or her from time to time by the Board of Directors.

Section 6.05 Chief Executive Officer

The Chief Executive Officer shall be primarily responsible for the general management of the business affairs of the Company and for implementing policies and directives of the board of directors. The Chief Executive Officer shall also preside at all meetings of stockholders and the Board of Directors during the absence or disability of the Chairman of the Board. Unless the Certificate of Incorporation, these By-Laws, or a resolution of the Board of Directors provides otherwise, the Chief Executive Officer may execute and deliver on behalf of the corporation any contract, conveyance, or similar document not requiring approval by the Board of Directors or stockholders as provided in the DGCL. The Chief Executive Officer shall have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.

Section 6.06 President

In the absence of the Chairman of the Board and the Chief Executive Officer, or if there is none, the President shall preside at meetings of the stockholders and Board of Directors. The President shall assume and perform the duties of the Chairman of the Board in the absence or disability of the Chairman of the Board and the Chief Executive Officer or whenever the offices of the Chairman of the Board and the Chief Executive Officer are vacant. The President will have any other authority and will perform any other duties that the Board of Directors or the Chief Executive Officer may delegate to him or her from time to time.

Section 6.07 Chief Operating Officer

The Chief Operating Officer shall have responsibility for the day-to-day operations of the corporation and the development of the corporation’s products and services. The Chief Operating Officer, in the absence or disability or at the direction of the President, shall perform all duties and exercise all powers of the President of the corporation. The Chief Operating Officer will have any other authority and will perform any other duties that the Board of Directors or the Chief Executive Officer may delegate to him or her from time to time

Section 6.08 Chief Financial Officer

The Chief Financial Officer shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors, Chief Executive Officer or the President. The Chief Financial Officer will have responsibility for the custody of all funds and securities belonging to the corporation and for the receipt, deposit, or disbursement of funds and securities under the direction of the Board of Directors. The Chief Financial Officer will cause to be maintained true accounts of all receipts and disbursements and will make reports of these to the Board of Directors, upon its request, and to the President, upon his or her request. The Chief Financial Officer will have any other authority and will perform any other duties that the Board of Directors or the Chief Executive Officer may delegate to him or her from time to time.

Section 6.09 Secretary

The Secretary will have responsibility for preparing minutes of the acts and proceedings of all meetings of the stockholders, of the Board of Directors, and of any committees of the Board of Directors. The Secretary will have authority to give all notices required by the DGCL, other applicable law, or these By-Laws. The Secretary will have responsibility for the custody of the corporate books, records, contracts, and other corporate documents. The Secretary will have authority to affix the corporate seal to any lawfully executed document and will sign any instruments that require his or her signature. The Secretary will authenticate records of the corporation. The Secretary will have any other authority and will perform any other duties that the Board of Directors or the Chief Executive Officer may delegate to him or her from time to time. In the case of absence or disability of the Secretary, or at the direction of the President, any assistant secretary has the authority and may perform the duties of the Secretary.

Section 6.10 Vice Presidents

In the absence of the Chief Operating Officer, a Vice President designated by the Board of Directors shall perform all duties and exercise all powers of the Chief Operating Officer of the corporation. Each Vice President shall have any authority and will perform such duties that the Board of Directors, the Chief Executive Officer or any officer designated by the Chief Executive Officer may delegate to him or her from time to time.

Section 6.11 Bonds

The Board of Directors by resolution may require any or all of the officers, agents, or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions that from time to time may be required by the Board of Directors.

Article VII. SHARES

Section 7.01 Authorization and Issuance of Shares

The Board of Directors may authorize shares of any class or series provided for in the Certificate of Incorporation to be issued for consideration deemed valid under the provisions of the DGCL. In addition, before the corporation issues the shares authorized by the Board of Directors, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate. To the extent provided in the Certificate of Incorporation, the Board of Directors will determine the preferences, limitations, and relative rights of such shares before their issuance.

Section 7.02 Share Certificates

The interest of each stockholder may but need not be represented by a certificate or certificates representing shares of the corporation which shall be in such form as Board of Directors may from time to time adopt. Share certificates, if any, shall be numbered consecutively, shall be in registered form and shall indicate the date of issuance, the name of the corporation and that it is organized under the laws of the State of Delaware, the name of the stockholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President or the Secretary. The corporate seal need not be affixed.

Section 7.03 Registered Owner

The corporation may treat the registered owner of any share of stock of the corporation as the person exclusively entitled to vote that share and to receive any dividend or other distribution with respect to that share and as the exclusive owner of that share for all other purposes. Accordingly, the corporation is not required to recognize any other person’s equitable, or other, claim to or interest in that share, whether or not the corporation has express or other notice of the claim or interest, except as provided otherwise by law.

Section 7.04 Transfers of Shares

The Board of Directors will designate a transfer agent to transfer shares on the transfer books of the corporation when the agent is properly directed to do so. The transfer agent will keep these books at his or her office. Only the person named on a certificate, or his or her attorney-in-fact lawfully constituted by a writing, may direct the transfer agent to transfer the share represented by that certificate. Before the corporation issues a new certificate to the new owner of the share, the old certificate must be surrendered to the corporation for cancellation. In the case of a certificate claimed to have been lost, stolen, or destroyed, the person making the claim must comply with Section 7.06.

Section 7.05 Duty of Company to Register Transfer

Notwithstanding any provision in Section 7.04, the corporation is not under a duty to register the transfer of a share unless:

(a) the certificate representing that share is endorsed by the appropriate person or persons;

(b) reasonable assurance is given that the endorsement or affidavit (in the case of a lost, stolen, or destroyed certificate) is genuine and effective;

(c) the corporation either has no duty to inquire into adverse claims or has discharged that duty;

(d) the requirements of any applicable law relating to the collection of taxes for the proposed transfer have been met; and

(e) the transfer is in fact rightful or is to a bona fide purchaser.

Section 7.06 Lost, Stolen, or Destroyed Certificates

Any person claiming a share certificate has been lost, stolen, or destroyed must make an affidavit or affirmation of that fact in the manner prescribed by the Board of Directors. In addition, if the Board of Directors requires, the person must give the corporation a bond of indemnity in a form and amount, and with one or more sureties, satisfactory to the Board of Directors. Once the person has satisfactorily completed these steps, the corporation will issue an appropriate new certificate to replace the certificate alleged to have been lost, stolen, or destroyed.

Section 7.07 Record Date with Regard to Stockholder Action

The Board of Directors may fix a future date as the record date in order to determine the stockholders entitled to notice of a stockholders’ meeting, to demand a special meeting, to vote, or to take any other action (except an action provided for in Section 8.02). Any future date fixed as a record date may not be less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held or the action requiring a determination of stockholders is to be taken. A determination of stockholders entitled to notice of or to vote at a stockholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If the Board of Directors does not fix a future date as a record date, the corporation will determine the record date in accordance with the DGCL.

Article VIII. DISTRIBUTIONS

Section 8.01 Authorization or Declaration

Subject to any restriction in the Certificate of Incorporation, the Board of Directors from time to time in its discretion may authorize or declare and the corporation may make distributions to the stockholders in accordance with the DGCL.

Section 8.02 Record Date With Regard to Distributions

The Board of Directors may fix a future date as the record date in order to determine stockholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the corporation’s shares). If the Board of Directors does not fix a future date as the record date, the corporation will determine the record date in accordance with the DGCL.

Article IX. INDEMNIFICATION

Section 9.01 Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (B) of this Article 9 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation. The Corporation may, by action of its Board of Directors, provide indemnification and advancement to employees and agents of the Corporation with the same scope and effect as the indemnification and advancement of directors and officers provided for in this Article 9.

Section 9.02 Recovery of Unpaid Indemnification.

If a claim under paragraph (A) of this By-Law is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 9.03 Non-Exclusivity of Rights.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 9.04 Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 9.05 Advancement.

The Corporation shall pay the expenses (including attorneys’ fees) incurred by a person described in the first sentence of Sub-paragraph (A) of this Article 9 (an “Article 9 Person”) in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by an Article 9 Person in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Article 9 Person while a director or officer, employee or agent, including, without limitation, service to an employee benefit plan), in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such Article 9 Person to repay all amounts so advanced if it shall ultimately be determined that such Article 9 Person is not entitled to be indemnified under this By-Law or otherwise.

Section 9.06 Amendment or Repeal.

Any amendment or repeal of this Article 9 shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

Section 9.07 Other Sources.

The Corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Article X. MISCELLANEOUS

Section 10.01 Inspection of Records

The Board of Directors may determine what corporate records, other than those specifically required by the DGCL to be made open to inspection, will be made open to the right of inspection by the stockholders. In addition, the Board of Directors may fix reasonable rules not in conflict with the DGCL regarding the inspection of corporate records that are required by the DGCL or are permitted by determination of the Board of Directors to be made open to inspection.

Section 10.02 Fiscal Year

The Board of Directors may determine the fiscal year of the corporation and may change the fiscal year from time to time as the Board of Directors deems appropriate.

Section 10.03 Corporate Seal

If the Board of Directors determines that the corporation should have a corporate seal for the corporation, the corporate seal will be in the form the Board of Directors from time to time determines.

Section 10.04 Financial Statements

In accordance with the DGCL, the corporation shall prepare and provide to the stockholders such financial statements as may be required by the DGCL.

Section 10.05 Conflict with Certificate of Incorporation

In the event that any provision of these By-Laws conflicts with any provision of the Certificate of Incorporation, the provision in the Certificate of Incorporation will govern.

Article XI. AMENDMENTS

Section 11.01 Power to Amend By-Laws.

Except as otherwise explicitly provided in Section 12.01, the By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by (a) the affirmative vote of the holders of two-thirds ( 2/3) of the shares of capital stock then outstanding and entitled to vote in the election of directors, or (b) the Board of Directors of the Company, but any By-Law adopted by the Board of Directors may be altered, amended, or replaced, or new By-Laws may be adopted, by the affirmative vote of the holders of two-thirds ( 2/3) of the shares of capital stock entitled to vote in the election of directors. The stockholders may prescribe, by so expressing in the action they take in amending or adopting any By-Law or By-Laws, that the By-Law or By-Laws so amended or adopted by them shall not be altered, amended or repealed by the Board of Directors.